Exhibit 99.1
Fastly Announces Second Quarter 2023 Financial Results

•Record second quarter revenue of $122.8 million grew 20% year-over-year and exceeded the high end of our guidance range.
•Expanded market reach with new packaging and pricing for our core services, making it easy for companies of all sizes to try, buy, and use the powerful Fastly platform.
•Repurchased $236.4 million in aggregate principal amount of convertible debt for $195.7 million, reflecting a 17% discount to par, and resulted in a $36.8 million net gain.

SAN FRANCISCO, August 2, 2023 — Fastly, Inc. (NYSE: FSLY), one of the world’s fastest edge cloud platforms, today announced financial results for its second quarter ended June 30, 2023.
“I am pleased with the enormous progress the team has made and we’re proud of the revenue and operating performance of the second quarter, exceeding the top end of our guidance,” said Todd Nightingale, CEO of Fastly.
“We continue to execute on our strategic initiatives to simplify our go-to-market, increase our innovation velocity, and drive a new operational rigor and cost control throughout our business,” continued Nightingale. “All of this progress helps us drive our mission to make every user experience fast, safe, and engaging…fueling growth and delivering a strong financial result.”

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$122,831	$102,518	$240,395	$204,900
Gross margin
GAAP gross margin	52.3%	44.9%	51.8%	46.1%
Non-GAAP gross margin	56.6%	50.4%	56.1%	51.5%
Operating loss
GAAP operating loss	$(49,827)	$(68,968)	$(97,102)	$(131,972)
Non-GAAP operating loss	$(7,785)	$(26,893)	$(21,859)	$(44,633)
Net loss per share
GAAP net loss per common share—basic and diluted	$(0.08)	$(0.14)	$(0.44)	$(0.67)
Non-GAAP net loss per common share—basic and diluted	$(0.04)	$(0.23)	$(0.12)	$(0.38)
Second Quarter 2023 Financial Summary
•Total revenue of $122.8 million, representing 20% year-over-year growth and 4% sequential increase.
•GAAP gross margin of 52.3%, compared to 44.9% in the second quarter of 2022. Non-GAAP gross margin of 56.6%, compared to 50.4% in the second quarter of 2022.
•GAAP net loss of $10.7 million, compared to $16.4 million in the second quarter of 2022. Non-GAAP net loss of $4.6 million, compared to $28.0 million in the second quarter of 2022.
•GAAP net loss per basic and diluted shares of $0.08 compared to $0.14 in the second quarter of 2022. Non-GAAP net loss per basic and diluted shares of $0.04, compared to $0.23 in the second quarter of 2022.
Key Metrics
•Trailing 12 month net retention rate (LTM NRR)1 remained flat at 116% in the second quarter compared to the first quarter.
•Dollar-Based Net Expansion Rate (DBNER)2 increased to 123% in the second quarter from 121% in the first quarter.
•Total customer count was 3,072 in the second quarter, down 28 from the first quarter; 551 were enterprise customers3 in the second quarter, up 11 from the first quarter.
•Average enterprise customer spend4 of $818 thousand in the second quarter, up 3% quarter-over-quarter.
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.

Second Quarter Business and Product Highlights
•Expanded market reach with new packaging and pricing for our core services, including flat-rate pricing and tiered packages, making it easy for companies of all sizes to try, buy, and use the powerful Fastly platform.
•Repurchased $236.4 million in aggregate principal amount of convertible debt for $195.7 million, reflecting a 17% discount to par, and resulted in a $36.8 million net gain.
•Peter Alexander joined Fastly as Chief Marketing Officer, bringing his experience from Check Point as CMO in addition to CMO of Harmonic and marketing roles at Cisco.
•Marshal Erwin joined Fastly as Chief Information Security Officer, bringing his experience from Mozilla as Chief Security Officer in addition to roles in the US intelligence community.
•Karen Greenstein was promoted to General Counsel, joining Fastly in 2019 and serving as interim GC in addition to legal roles in digital media and entertainment.
•Support for Mutual TLS two-way authentication released, providing a higher security posture requiring both the client and server to present trusted digital certificates, saving time and resources for our customers.
•Released Dynamic Backends, enabling customers to create new backend server definitions seamlessly.
•Introduced Core Cache API, a powerful set of API Primitives, enabling developers building on our Edge Compute platform to have access to our powerful, globally distributed cache network.
•Premier Edge Deployment of our Next-Gen WAF released, bringing Advanced Rate Limiting and the Site Flagged IP signal for the Next-Gen WAF to the edge.
•Limited availability of Certainly released, providing domain validated TLS certificates that are fully automated in our Fastly managed TLS services and enabling trusted identification of websites, improving security and reliability.

Third Quarter and Full Year 2023 Guidance

	Q3 2023	Full Year 2023
Total Revenue (millions)	$125 - $128	$500 - $510
Non-GAAP Operating Loss (millions)	($15.0) - ($13.0)	($49.0) - ($43.0)
Non-GAAP Net Loss per share (5)(6)	($0.09) - ($0.07)	($0.27) - ($0.21)
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.

Conference Call Information

Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, August 2, 2023.

Date: Wednesday, August 2, 2023
Time: 1:30 p.m. PT / 4:30 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, August 2 through August 16, 2023 by dialing 800-770-2030 or 647-362-9199 and entering the passcode 7543239.

About Fastly
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver the fastest online experiences possible, while improving site performance, enhancing security, and empowering innovation at global scale. With world-class support that achieves 95%+ average annual customer satisfaction ratings, Fastly’s beloved suite of edge compute, delivery, and security offerings has been recognized as a leader by industry analysts such as IDC, Forrester and Gartner. Compared to legacy providers, Fastly’s powerful and modern network architecture is one of the fastest on the planet, empowering developers to deliver secure websites and apps at global scale with rapid time-to-market and industry-leading cost savings. Thousands of the world’s most prominent organizations trust Fastly to help them upgrade the internet experience, including Reddit, Pinterest, Stripe, Neiman Marcus, The New York Times, Epic Games, and GitHub. Learn more about Fastly at https://www.fastly.com/, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, our operation and cost management, our ability to innovate, our go-to-market efforts and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, executive transition costs, net gain on extinguishment of debt and amortization of debt discount and issuance costs.

Adjusted EBITDA: excludes stock-based compensation expense, depreciation and other amortization expenses, amortization of acquired intangible assets, acquisition-related expenses, executive transition costs, interest income, interest expense, including amortization of debt discount and issuance costs, net gain on extinguishment of debt, other income (expense), net, and income taxes.

Acquisition-related Expenses: consists of acquisition-related charges that are not related to ongoing operations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because these charges may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.

Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.

Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.

Executive Transition costs: consists of one-time cash and non-cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs and advance payments made related to capital expenditures. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Net Gain on Debt Extinguishment: relates to net gain on the partial repurchase of our outstanding convertible debt. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Income (Expense), Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance, primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
2 We calculate Dollar-Based Net Expansion Rate by dividing the revenue for a given period from customers who remained customers as of the last day of the given period (the “current” period) by the revenue from the same customers for the same period measured one year prior (the “base” period). The revenue included in the current period excludes revenue from (i) customers that churned after the end of the base period and (ii) new customers that entered into a customer agreement after the end of the base period.
3 Under our new methodology, our number of customers are calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the current quarter. Under our prior methodology, our number of customers are calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the last month of the quarter. Under our new methodology, our enterprise customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four. Under our prior methodology, our enterprise customers are defined as those with revenue in excess of $100,000 in the trailing 12-month period. Under our prior methodology, our total customer count was 2,965 in the second quarter, down 36 from the first quarter of 2023; 520 were enterprise customers in the second quarter, up 6 from the first quarter of 2023.
4 Under our new methodology, our average enterprise customer spend is calculated by taking the annualized current quarter revenue contributed by enterprise customers existing as of the current period, and dividing that by the number of enterprise customers as of the current period. Under our prior methodology, our average enterprise customer spend is calculated by taking the sum of the trailing 12-month revenue contributed by enterprise customers existing as of the current period, and dividing that by the number of enterprise customers as of the current period. Under our prior methodology, our average enterprise customer spend was $809 thousand in the second quarter, up 4% quarter-over-quarter.
5 Non-GAAP Net Loss per share is calculated as Non-GAAP Net Loss divided by weighted average basic shares for 2023.
6 Assumes weighted average basic shares outstanding of 129.9 million in Q3 2023 and 128.6 million for the full year 2023.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$122,831	$102,518	$240,395	$204,900
Cost of revenue(1)	58,617	56,466	115,927	110,381
Gross profit	64,214	46,052	124,468	94,519
Operating expenses:
Research and development(1)	37,421	38,717	74,852	79,154
Sales and marketing(1)	47,797	46,760	92,068	88,240
General and administrative(1)	28,823	29,543	54,650	59,097
Total operating expenses	114,041	115,020	221,570	226,491
Loss from operations	(49,827)	(68,968)	(97,102)	(131,972)
Net gain on extinguishment of debt	36,760	54,391	36,760	54,391
Interest income	4,508	1,502	8,694	2,183
Interest expense	(1,232)	(1,530)	(2,445)	(3,152)
Other income (expense)	(803)	(1,673)	(1,053)	(1,952)
Loss before income taxes	(10,594)	(16,278)	(55,146)	(80,502)
Income tax expense	110	159	245	199
Net loss	$(10,704)	$(16,437)	$(55,391)	$(80,701)
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.14)	$(0.44)	$(0.67)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	127,863	121,242	126,648	120,295

__________

(1)Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cost of revenue	$2,837	$3,188	$5,518	$6,134
Research and development	12,205	13,889	23,686	32,478
Sales and marketing	9,877	10,184	16,582	20,278
General and administrative	12,073	7,717	19,357	16,110
Total	$36,992	$34,978	$65,143	$75,000

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Gross Profit
GAAP gross profit	$64,214	$46,052	$124,468	$94,519
Stock-based compensation	2,837	3,188	5,518	6,134
Amortization of acquired intangible assets	2,475	2,475	4,950	4,950
Non-GAAP gross profit	$69,526	$51,715	$134,936	$105,603
GAAP gross margin	52.3%	44.9%	51.8%	46.1%
Non-GAAP gross margin	56.6%	50.4%	56.1%	51.5%

Research and development
GAAP research and development	$37,421	$38,717	$74,852	$79,154
Stock-based compensation	(12,205)	(13,889)	(23,686)	(32,478)
Non-GAAP research and development	$25,216	$24,828	$51,166	$46,676

Sales and marketing
GAAP sales and marketing	$47,797	$46,760	$92,068	$88,240
Stock-based compensation	(9,877)	(10,184)	(16,582)	(20,278)
Amortization of acquired intangible assets	(2,575)	(2,710)	(5,150)	(5,419)
Non-GAAP sales and marketing	$35,345	$33,866	$70,336	$62,543

General and administrative
GAAP general and administrative	$28,823	$29,543	$54,650	$59,097
Stock-based compensation	(12,073)	(7,717)	(19,357)	(16,110)
Acquisition-related expenses	—	(1,912)	—	(1,970)
Non-GAAP general and administrative	$16,750	$19,914	$35,293	$41,017

Operating loss
GAAP operating loss	$(49,827)	$(68,968)	$(97,102)	$(131,972)
Stock-based compensation	36,992	34,978	65,143	75,000
Amortization of acquired intangible assets	5,050	5,185	10,100	10,369
Acquisition-related expenses	—	1,912	—	1,970
Non-GAAP operating loss	$(7,785)	$(26,893)	$(21,859)	$(44,633)

Net loss
GAAP net loss	$(10,704)	$(16,437)	$(55,391)	$(80,701)
Stock-based compensation	36,992	34,978	65,143	75,000
Amortization of acquired intangible assets	5,050	5,185	10,100	10,369
Acquisition-related expenses	—	1,912	—	1,970
Net gain on extinguishment of debt	(36,760)	(54,391)	(36,760)	(54,391)
Amortization of debt discount and issuance costs	803	776	1,519	1,739
Non-GAAP loss	$(4,619)	$(27,977)	$(15,389)	$(46,014)

Non-GAAP net loss per common share—basic and diluted	$(0.04)	$(0.23)	$(0.12)	$(0.38)
Weighted average basic and diluted common shares	127,863	121,242	126,648	120,295

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Adjusted EBITDA
GAAP net loss	$(10,704)	$(16,437)	$(55,391)	$(80,701)
Stock-based compensation	36,992	34,978	65,143	75,000
Depreciation and other amortization	13,030	10,860	25,210	20,835
Amortization of acquired intangible assets	5,050	5,185	10,100	10,369
Acquisition-related expenses	—	1,912	—	1,970
Interest income	(4,508)	(1,502)	(8,694)	(2,183)
Interest expense	429	754	926	1,413
Amortization of debt discount and issuance costs	803	776	1,519	1,739
Net gain on extinguishment of debt	(36,760)	(54,391)	(36,760)	(54,391)
Other expense	803	1,673	1,053	1,952
Income tax expense	110	159	245	199
Adjusted EBITDA	$5,245	$(16,033)	$3,351	$(23,798)

Condensed Consolidated Balance Sheets
(in thousands)

	As of June 30, 2023	As of December 31, 2022
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$273,742	$143,391
Marketable securities, current	123,605	374,581
Accounts receivable, net of allowance for credit losses	78,295	89,578
Prepaid expenses and other current assets	29,500	28,933
Total current assets	505,142	636,483
Property and equipment, net	179,045	180,378
Operating lease right-of-use assets, net	56,733	68,440
Goodwill	670,356	670,185
Intangible assets, net	72,550	82,900
Marketable securities, non-current	78,042	165,105
Other assets	95,550	92,622
Total assets	$1,657,418	$1,896,113
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,561	$4,786
Accrued expenses	47,001	61,161
Finance lease liabilities, current	22,233	28,954
Operating lease liabilities, current	20,575	23,026
Other current liabilities	36,234	34,394
Total current liabilities	131,604	152,321
Long-term debt	472,369	704,710
Finance lease liabilities, non-current	7,026	15,507
Operating lease liabilities, non-current	51,448	61,341
Other long-term liabilities	7,217	7,076
Total liabilities	669,664	940,955
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,747,959	1,666,106
Accumulated other comprehensive loss	(3,152)	(9,286)
Accumulated deficit	(757,055)	(701,664)
Total stockholders’ equity	987,754	955,158
Total liabilities and stockholders’ equity	$1,657,418	$1,896,113

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(10,704)	$(16,437)	$(55,391)	$(80,701)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	12,920	10,736	24,960	20,586
Amortization of intangible assets	5,175	5,309	10,350	10,618
Non-cash lease expense	5,648	5,608	11,763	11,522
Amortization of debt discount and issuance costs	803	775	1,519	1,739
Amortization of deferred contract costs	3,746	2,138	7,171	3,989
Stock-based compensation	36,992	34,978	65,143	75,000
Provision for credit losses	567	402	1,100	529
Loss on disposals of property and equipment	296	586	547	854
Amortization and accretion of discounts and premiums on investments	298	894	747	1,851
Impairment of operating lease right-of-use assets	187	—	187	—
Net gain on extinguishment of debt	(36,760)	(54,391)	(36,760)	(54,391)
Other adjustments	(85)	(67)	(328)	61
Changes in operating assets and liabilities:
Accounts receivable	6,482	5,097	10,183	(4,122)
Prepaid expenses and other current assets	217	(2,701)	(417)	(4,812)
Other assets	(4,771)	(3,948)	(11,983)	(6,399)
Accounts payable	1,119	3,336	944	844
Accrued expenses	234	(3,729)	(6,593)	1,162
Operating lease liabilities	(6,682)	(5,349)	(12,432)	(10,981)
Other liabilities	9,308	83	5,419	2,781
Net cash provided by (used in) operating activities	24,990	(16,680)	16,129	(29,870)
Cash flows from investing activities:
Purchases of marketable securities	—	(207,286)	—	(355,479)
Sales of marketable securities	774	159,552	774	161,853
Maturities of marketable securities	114,884	127,333	342,095	367,880
Business acquisitions, net of cash acquired	—	(25,224)	—	(25,999)
Advance payment for purchase of property and equipment	—	(29,310)	—	(29,310)
Purchases of property and equipment	(4,464)	(4,151)	(7,958)	(8,815)
Proceeds from sale of property and equipment	14	241	36	241
Capitalized internal-use software	(6,230)	(4,926)	(10,439)	(8,736)
Net cash provided by investing activities	104,978	16,229	324,508	101,635
Cash flows from financing activities:
Cash paid for debt extinguishment	(196,934)	(177,082)	(196,934)	(177,082)
Repayments of finance lease liabilities	(6,557)	(6,147)	(15,202)	(11,029)
Cash received for restricted stock sold in advance of vesting conditions	—	—	—	10,655
Cash paid for early sale of restricted shares	—	(3,539)	—	(7,037)
Payment of deferred consideration for business acquisitions	(4,393)	—	(4,393)	—
Proceeds from exercise of vested stock options	535	1,721	871	4,769
Proceeds from employee stock purchase plan	2,191	1,571	4,787	3,977
Net cash used in financing activities	(205,158)	(183,476)	(210,871)	(175,747)
Effects of exchange rate changes on cash, cash equivalents, and restricted cash	469	(100)	585	(319)
Net increase in cash, cash equivalents, and restricted cash	(74,721)	(184,027)	130,351	(104,301)
Cash, cash equivalents, and restricted cash at beginning of period	348,613	246,687	143,541	166,961
Cash, cash equivalents, and restricted cash at end of period	273,892	62,660	273,892	62,660
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows:
Cash and cash equivalents	273,742	62,510	273,742	62,510
Restricted cash, current	150	150	150	150
Total cash, cash equivalents, and restricted cash	$273,892	$62,660	$273,892	$62,660

Free Cash Flow
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cash flow provided by (used in) operations	$24,990	$(16,680)	$16,129	$(29,870)
Capital expenditures(1)	(17,237)	(14,983)	(33,563)	(28,339)
Advance payment for purchase of property and equipment(2)	—	(29,310)	—	(29,310)
Free Cash Flow	$7,753	$(60,973)	$(17,434)	$(87,519)
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, and capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
(2)As reflected in our statement of cash flows. In the six months ended June 30, 2023, we received $1.6 million of capital equipment that was prepaid prior to the current quarter.

Contacts:
Investor Contact:
Vernon Essi, Jr.
ir@fastly.com

Media Contact:
press@fastly.com

Source: Fastly, Inc.